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EXHIBIT 23.02

[On letterhead of Crowe Horwath, LLP]

CONSENT OF CROWE HORWATH, LLP

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Bank of Marin Bancorp (the "Company") as Exhibit 8.01 to the registration statement on Form S-4 as filed with the Securities and Exchange Commission relating to the proposed merger of the Bank of Napa with Bank of Marin, the wholly owned subsidiary of Company, and to the references to our firm and such opinion in the proxy statement/prospectus contained in the registration statement on Form S-4.

/s/ CROWE HORWATH, LLP Crowe Horwath, LLP September 14, 2017

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  EXHIBIT 23.02
[On letterhead of Crowe Horwath, LLP]
CONSENT OF CROWE HORWATH, LLP